                                                                     EXHIBIT 4.6



TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                     PRINCIPAL AMOUNT
No:                                                            $200,000,000

CUSIP:
                               NOBLE ENERGY, INC.
                              5.25% NOTES DUE 2014


         NOBLE ENERGY, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS on April 15, 2014 ("Stated Maturity"), and to pay interest thereon from April 19, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15, in each year (each, an "Interest Payment Date"), commencing October 15, 2004, at the rate of 5.25% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent

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with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, that, notwithstanding anything else contained herein, if this Security is a Global Security and is held in book-entry form through the facilities of the Depositary, payments on this Security will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth herein.

         This is one of the Securities referred to in the within-mentioned Indenture.

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         IN WITNESS WHEREOF, NOBLE ENERGY, INC. has caused this instrument to be duly executed.

                                         NOBLE ENERGY, INC.



                                         By
                                             -----------------------------------
                                         Name:
                                         Title:

Attest:

By
    -----------------------------------
    Name:
    Title:

Date:


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities referred to in the within-mentioned Indenture.

                                         THE BANK OF NEW YORK TRUST
                                         COMPANY, N.A., as Trustee



                                         By:
                                             -----------------------------------
                                             Authorized Signatory

                               NOBLE ENERGY, INC.
                               5.25% Note due 2014

         This Security is one of a duly authorized issue of Securities of the Company designated as its "5.25% Notes due 2014" (herein called the "Securities"), initially limited in aggregate principal amount to $200,000,000, issued under an Indenture, dated as of April 1, 1997, as supplemented by the Third Indenture Supplement, dated April 19, 2004 (together called the "Indenture"), between the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities are redeemable prior to maturity at the option of the Company, in whole or in part, at any time, at a redemption price equal to the greater of (i) 100 percent of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of the Securities to be redeemed and interest thereon (exclusive of interest accrued to the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption. In the event that the Company elects to exercise its right to redeem Securities, the Company shall mail a notice of such redemption to each Holder of record of the Securities by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

         "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of five Reference Treasury Dealer Quotations obtained, or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time, on the third Business Day preceding such Redemption Date.

         "Reference Treasury Dealer" means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. or their affiliates that are primary U.S. Government securities dealers and their respective successors, and two other primary U.S. Government securities dealers in The City of New York appointed by the Trustee after consultation with the Company. If Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities Inc. ceases to be a primary U.S. Government securities dealer in The City of New York, the Company shall substitute therefor another primary U.S. Government securities dealer in The City of New York.

         No Sinking Fund will be established with respect to the Securities, and the Securities shall not be subject to any Sinking Fund payments.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         Articles Ten and Thirteen of the Indenture shall be applicable in their entirety to the Securities.

         The Indenture contains provisions for defeasance at any time of (A) the entire indebtedness of the Securities or (B) certain restrictive covenants and Events of Default with respect to the Securities, in each case upon compliance with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         The Indenture provides that no Holder of any Security may enforce any remedy under the Indenture except in the case of failure of the Trustee to act after notice of default and after request by the Holders of not less than 25 percent in principal amount of the Outstanding Securities and the offer and, if requested, provision to the Trustee of reasonable indemnity satisfactory to the Trustee; provided, however, that such provision shall not prevent the Holder hereof from enforcing payment of the principal of or interest on this Security after the same shall have become due.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Security and the rights of the Holder hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                                   ASSIGNMENT

         FOR VALUE RECEIVED ____________________________________ hereby sell(s), assign(s) and transfer(s) unto


________________________________________________________________________________
                     (PLEASE INSERT SOCIAL SECURITY OR OTHER
                         IDENTIFYING NUMBER OF ASSIGNEE)

________________________________________________________________________________



________________________________________________________________________________
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)


________________________________________________________________________________



________________________________________________________________________________

the within Security, hereby irrevocably constituting and appointing attorney
to transfer the said Security on the books of the Company, with full power of substitution in the premises.


Date: ______________________          ________________________________________
                                                    Signature(s)
                                      Note:  The signature(s) to this
                                      assignment must correspond with
                                      the name as it appears upon the
____________________________          face of the within Security
     Signature Guarantee              in every particular, without alteration,
                                      or enlargement or any change whatever.


Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.